CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Year End Report On Form 10-KSB of Dewpoint Environmental, Inc. for the Year Ended January 31, 2007, I, Jon R. Hall, Chief Executive Officer and Chief Financial Officer of Dewpoint Environmental, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Annual Report on Form 10-KSB for the year ended January 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-KSB for the year ended January 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Dewpoint Environmental, Inc.

Dated: May 31, 2007

DEWPOINT ENVIRONMENTAL, INC.

By:	/s/ Jon R. Hall Chief Executive Officer and Chief Financial Officer